EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2007 RESULTS

-Third Quarter 2007 Pro Forma Net Revenue Decreases 3%-

-Repurchases 4.8 Million Shares in the Third Quarter-

SANTA MONICA, CALIFORNIA, November 1, 2007 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2007. While net revenue decreased 5%, pro forma net revenue decreased 3% and free cash flow increased 25%.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period Ended September 30,			Nine-Month Period Ended September 30,
	2007	2006	% Change	2007	2006	% Change
Net revenue	$74,289	$78,309	(5)%	$214,261	$217,517	(1)%
Operating expenses (1)	44,204	45,726	(3)%	131,792	131,270	0%
Corporate expenses (2)	4,033	4,617	(13)%	13,751	13,911	(1)%
Consolidated adjusted EBITDA (3)	26,851	28,426	(6)%	71,123	74,436	(4)%
Free cash flow (4)	$15,482	$12,388	25%	$37,461	$29,172	28%
Free cash flow per share, basic and diluted (4)	$0.15	$0.12	25%	$0.36	$0.27	33%
Net income (loss)	$(1,377)	$(108)	NM	$3,934	$(155,987)	NM
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.01)	$(0.00)	NM	$0.04	$(1.46)	NM
Weighted average common shares outstanding, basic	102,516,344	105,069,157		103,512,026	106,534,521
Weighted average common shares outstanding, diluted	102,516,344	105,069,157		104,206,434	106,534,521

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended September 30, 2007 and 2006, respectively and $0.9 million and $0.9 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2007 and 2006, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and (gain) loss on sale of assets.

(2)	Corporate expenses include $0.4 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended September 30, 2007 and 2006, respectively and $1.4 million and $1.1 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2007 and 2006, respectively.

(3)	Consolidated adjusted EBITDA means operating income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses, non-cash corporate expense, and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash corporate expense, non-cash impairment loss, (gain) loss on sale of assets and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes equity in net earnings (loss) of nonconsolidated affiliates. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards, non-cash corporate expense and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter we continued to execute our strategy and build our audience shares in a challenging environment. We faced difficult comparisons due to the absence of certain major events, such as World Cup and political activity, that occurred in the prior year period, as well as some softness in the advertising market, but we benefited from our focus on cost controls. Looking ahead, we remain well positioned to capitalize on the continued growth of the Hispanic population.”

The Company also announced today that it had repurchased 4.8 million shares of Class A common stock for approximately $42.5 million in the third quarter of 2007. The Company’s Board of Directors had approved the repurchase of up to $100 million of its outstanding common stock on November 1, 2006. The Company has repurchased 6.5 million shares of Class A common stock for approximately $56 million since the inception of this stock repurchase plan.

Financial Results

Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006 (Unaudited)

	Three-Month Period Ended September 30,
	2007	2006	% Change
Net revenue	$74,289	$78,309	(5)%
Operating expenses (1)	44,204	45,726	(3)%
Corporate expenses (1)	4,033	4,617	(13)%
Gain on sale of assets	—	(1,408)	NM
Depreciation and amortization	11,530	11,406	1%

Operating income	14,522	17,968	(19)%
Interest expense, net	(16,979)	(14,332)	18%

Income (loss) before income taxes	(2,457)	3,636	NM
Income tax (expense) benefit	835	(3,837)	NM

Net loss before equity in net income of nonconsolidated affiliates	(1,622)	(201)	NM
Equity in net income of nonconsolidated affiliates	245	93	163%

Net loss	$(1,377)	$(108)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $74.3 million for the three-month period ended September 30, 2007 from $78.3 million for the three-month period ended September 30, 2006, a decrease of $4.0 million. Of the overall decrease, $3.3 million came from our radio segment. The decrease was primarily attributable to a decrease in net revenue of $1.7 million from our Tucson and Dallas radio stations that we sold and a decrease in third quarter revenue of $1.3 million associated with moving our annual Los Angeles promotional event from the third quarter to the second quarter in 2007. Additionally, $0.9 million of the overall decrease was from our television segment and was primarily attributable to a decrease in national advertising sales, primarily due to a decrease in advertising rates on a comparative basis, as well as strong 2006 third quarter non-recurring revenue from major events, such as World Cup and political activity. The overall decrease was partially offset by an increase of $0.2 million from our outdoor segment. The increase from this segment was primarily attributable to an increase in local advertising sales, partially offset by a decrease in national advertising sales.

Entravision Communications

Operating expenses decreased to $44.2 million for the three-month period ended September 30, 2007 from $45.7 million for the three-month period ended September 30, 2006, a decrease of $1.5 million. Of the overall decrease, $1.9 million came from our radio segment. The decrease was primarily attributable to a decrease in direct operating expenses from our Tucson and Dallas radio stations that we sold and a decrease in third quarter expenses associated with moving our annual Los Angeles promotional event from the third quarter to the second quarter in 2007. The overall decrease was partially offset by a $0.3 million increase in our outdoor segment and was primarily attributable to higher sales costs associated with local revenue and higher rent expense for our billboard locations. Additionally, $0.1 million of the overall increase came from our television operating segment. The increase from this segment was primarily attributable to an increase in wages, an increase in news costs related to the addition or expansion of our newscast operations and an increase in utility and rent expense related to digital television broadcasting, partially offset by a decrease in rating service expense.

Corporate expenses decreased to $4.0 million for the three-month period ended September 30, 2007 from $4.6 million for the three-month period ended September 30, 2006, a decrease of $0.6 million. The decrease was primarily attributable to a decrease in bonuses.

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

(Unaudited)

	Nine-Month Period Ended September 30,
	2007	2006	% Change
Net revenue	$214,261	$217,517	(1)%
Operating expenses (1)	131,792	131,270	0%
Corporate expenses (1)	13,751	13,911	(1)%
Gain on sale of assets	—	(19,060)	NM
Depreciation and amortization	34,437	33,624	2%
Impairment charge	—	189,661	NM

Operating income (loss)	34,281	(131,889)	NM
Interest expense, net	(27,330)	(20,412)	34%

Income (loss) before income taxes	6,951	(152,301)	NM
Income tax expense	(3,422)	(3,666)	(7)%

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	3,529	(155,967)	NM
Equity in net income (loss) of nonconsolidated affiliates	405	(20)	NM

Net income (loss)	$3,934	$(155,987)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $214.3 million for the nine-month period ended September 30, 2007 from $217.5 million for the nine-month period ended September 30, 2006, a decrease of $3.2 million. Of the overall decrease, $2.3 million came from our radio segment. The decrease was primarily attributable to a decrease in net revenue of $5.3 million from our Tucson and Dallas radio stations that we sold, partially offset by an increase in local advertising sales. Additionally, $1.2 million of the overall decrease was from our television segment and was primarily attributable to a decrease in national advertising sales, primarily due to a decrease in advertising rates on a comparative basis, as well as strong 2006 non-recurring revenue from major events, such as World Cup and political activity. The overall decrease was partially offset by an increase of $0.3 million from our outdoor segment. The increase from this segment was primarily attributable to an increase in local advertising sales, partially offset by a decrease in national advertising sales.

Entravision Communications

Operating expenses increased to $131.8 million for the nine-month period ended September 30, 2007 from $131.3 million for the nine-month period ended September 30, 2006, an increase of $0.5 million. Of the overall increase, $1.6 million came from our television segment. The increase from this segment was primarily attributable to an increase in wages and an increase in utility and rent expense related to digital television broadcasting, partially offset by a decrease in rating service expense and a decrease in losses incurred by our TeleFutura stations under the marketing and sales agreement. Additionally, $1.1 million of the overall increase came from our outdoor segment and was primarily attributable to higher lease rents for our billboard locations and expenses associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $2.2 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in direct operating expenses from our Tucson and Dallas radio stations that we sold, partially offset by an increase in wages.

Corporate expenses decreased to $13.8 million for the nine-month period ended September 30, 2007 from $13.9 million for the nine-month period ended September 30, 2006, a decrease of $0.1 million. The decrease was primarily attributable to a decrease in bonuses, partially offset by increased non-cash stock-based compensation, wages, and professional fees.

Pro Forma Segment Results

With the sale of the Company’s radio assets in the Tucson and Dallas markets in the third and fourth quarters of 2006, respectively, the Company no longer has any remaining broadcasting operations in those two markets. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its radio broadcasting results from those two markets for the prior period so that the comparison between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits an entire market or enters a new market. This pro forma presentation consists of non-GAAP measures. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 11.

The following is the Company’s selected unaudited pro forma segment information for the third quarter of 2007 and 2006:

	Three-Month Period Ended September 30,
	2007	2006	% Change
Net Revenue
Television	$39,917	$40,801	(2)%
Radio	24,184	25,764	(6)%
Outdoor	10,188	10,002	2%

Total	$74,289	$76,567	(3)%
Operating Expenses (1)
Television	$22,103	$21,974	1%
Radio (2)	13,835	14,549	(5)%
Outdoor	8,266	8,006	3%

Total	$44,204	$44,529	(1)%
Corporate Expenses (1)	$4,033	$4,617	(13)%
Consolidated adjusted EBITDA (1)	$26,851	$27,881	(4)%

(1)	Operating expenses, Corporate expenses and Consolidated adjusted EBITDA are defined on page 1.

(2)	Radio pro forma operating expenses include only direct operating expenses. It does not include expense allocations for the centralized radio network, programming, production and management of the market.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended September 30,
	2007	2006	% Change
Net Revenue
Television	$39,917	$40,801	(2)%
Radio	24,184	27,506	(12)%
Outdoor	10,188	10,002	2%

Total	$74,289	$78,309	(5)%
Operating Expenses (1)
Television	$22,103	$21,974	1%
Radio	13,835	15,746	(12)%
Outdoor	8,266	8,006	3%

Total	$44,204	$45,726	(3)%
Corporate Expenses (1)	$4,033	$4,617	(13)%
Consolidated adjusted EBITDA (1)	$26,851	$28,426	(6)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the fourth quarter of 2007. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

With the sale of the Company’s radio assets in the Dallas market in the fourth quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating net revenue of $444,000 from that market for the prior period so that the comparison between the periods will be meaningful.

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.2 million in operating expenses and $0.4 million in corporate expenses related to equity compensation in the fourth quarter of 2007.

For the fourth quarter of 2007, the Company expects net revenues to decrease by low single digit percentages to flat and operating expenses to increase by low single digit percentages as compared to the fourth quarter of 2006. It should be noted that the Company has difficult revenue comparisons over the fourth quarter of 2006 due to $2.9 million of political revenue that, except for a small amount, is non-recurring in the fourth quarter of 2007. Excluding the incremental portion of political revenue, we expect net revenues to increase by low single digit percentages. Excluding non-cash stock-based compensation, corporate expenses are expected to be approximately flat as compared to the fourth quarter of 2006.

Entravision Communications Corporation will hold a conference call to discuss its 2007 third quarter results on November 1, 2007 at 5 p.m. Eastern Time. To access the conference call, please dial 212-231-2922 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 47 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,400 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi/Dan Harris
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2007	2006	2007	2006
Net revenue (including related parties of $150, $150, $450 and $450)	$74,289	$78,309	$214,261	$217,517

Expenses:
Direct operating expenses (including related parties of $3,203, $3,299, $9,132 and $9,336) (including non-cash stock-based compensation of $105, $60, $356 and $179)	31,878	31,921	93,722	91,964
Selling, general and administrative expenses (including non-cash stock-based compensation of $135, $111, $535 and $770)	12,326	13,805	38,070	39,306
Corporate expenses (including non-cash stock-based compensation of $397, $290, $1,415 and $1,146)	4,033	4,617	13,751	13,911
Gain on sale of assets	—	(1,408)	—	(19,060)
Depreciation and amortization (includes direct operating of $10,233, $10,224, $30,641 and $29,934; selling, general and administrative of $1,078, $966, $3,148 and $3,068; and corporate of $219, $215, $648 and $623) (including related parties of $580, $580, $1,740 and $1,740)	11,530	11,406	34,437	33,624
Impairment charge	—	—	—	189,661

	59,767	60,341	179,980	349,406

Operating income (loss)	14,522	17,968	34,281	(131,889)
Interest expense (including related parties of $58, $73, $199 and $243)	(18,304)	(14,393)	(31,221)	(21,230)
Interest income	1,325	61	3,891	818

Income (loss) before income taxes	(2,457)	3,636	6,951	(152,301)
Income tax (expense) benefit	835	(3,837)	(3,422)	(3,666)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	(1,622)	(201)	3,529	(155,967)
Equity in net income (loss) of nonconsolidated affiliate (including non-cash stock-based compensation of $0, $(1), $3 and $88)	245	93	405	(20)

Net income (loss) applicable to common stockholders	$(1,377)	$(108)	$3,934	$(155,987)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.01)	$(0.00)	$0.04	$(1.46)

Weighted average common shares outstanding, basic	102,516,344	105,069,157	103,512,026	106,534,521

Weighted average common shares outstanding, diluted	102,516,344	105,069,157	104,206,434	106,534,521

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,377)	$(108)	$3,934	$(155,987)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,530	11,406	34,437	33,624
Impairment charge	—	—	—	189,661
Deferred income taxes	(1,336)	2,656	1,737	43
Amortization of debt issue costs	101	100	303	300
Amortization of syndication contracts	663	16	1,078	71
Payments on syndication contracts	(501)	(17)	(979)	(66)
Equity in net (income) loss of nonconsolidated affiliate	(245)	(93)	(405)	20
Non-cash stock-based compensation	637	461	2,306	2,095
Gain on sale of media properties and other assets	(201)	(1,408)	(201)	(19,060)
Change in fair value of interest rate swap agreements	10,263	6,288	7,467	(2,672)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(2,074)	(3,674)	(7,490)	(7,493)
(Increase) decrease in prepaid expenses and other assets	(1,218)	326	(1,357)	(346)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	177	1,870	(444)	(2,820)

Net cash provided by operating activities	16,419	17,823	40,386	37,370

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	183	4,750	242	4,763
Purchases of property and equipment and intangibles	(4,351)	(19,185)	(14,975)	(35,966)
Deposits on acquisitions	—	709	—	106
Proceeds from collection of note receivable	—	—	—	1,288

Net cash used in investing activities	(4,168)	(13,726)	(14,733)	(29,809)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,315	437	6,792	3,257
Payments on long-term debt	(1,276)	(7,326)	(2,420)	(18,969)
Repurchase of Class U common stock	—	(1,414)	—	(52,514)
Proceeds from borrowings on long-term debt	—	5,000	—	16,000
Excess tax benefits from exercise of stock options	97	2	573	109
Repurchase of Class A common stock	(42,605)	—	(45,445)	—

Net cash used in financing activities	(42,469)	(3,301)	(40,500)	(52,117)

Net increase (decrease) in cash and cash equivalents	(30,218)	796	(14,847)	(44,556)
Cash and cash equivalents:
Beginning	133,896	20,258	118,525	65,610

Ending	$103,678	$21,054	$103,678	$21,054

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2007	2006	2007	2006
Consolidated adjusted EBITDA (1)	$26,851	$28,426	$71,123	$74,436
Interest expense	(18,304)	(14,393)	(31,221)	(21,230)
Interest income	1,325	61	3,891	818
Income tax (expense) benefit	835	(3,837)	(3,422)	(3,666)
Amortization of syndication contracts	(663)	(16)	(1,078)	(71)
Payments on syndication contracts	501	17	979	66
Gain on sale of assets	—	1,408	—	19,060
Non-cash stock-based compensation included in direct operating expenses	(105)	(60)	(356)	(179)
Non-cash stock-based compensation included in selling, general and administrative expenses	(135)	(111)	(535)	(771)
Non-cash stock-based compensation included in corporate expenses	(397)	(290)	(1,415)	(1,145)
Depreciation and amortization	(11,530)	(11,406)	(34,437)	(33,624)
Impairment charge	—	—	—	(189,661)

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(1,622)	(201)	3,529	(155,967)
Equity in net income (loss) of nonconsolidated affiliates	245	93	405	(20)

Net income (loss)	(1,377)	(108)	3,934	(155,987)
Depreciation and amortization	11,530	11,406	34,437	33,624
Impairment charge	—	—	—	189,661
Deferred income taxes	(1,336)	2,656	1,737	43
Amortization of debt issue costs	101	100	303	300
Amortization of syndication contracts	663	16	1,078	71
Payments on syndication contracts	(501)	(17)	(979)	(66)
Equity in net (income) loss of nonconsolidated affiliate	(245)	(93)	(405)	20
Non-cash stock-based compensation	637	461	2,306	2,095
Gain on sale of media properties and other assets	(201)	(1,408)	(201)	(19,060)
Change in fair value of interest rate swap agreements	10,263	6,288	7,467	(2,672)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(2,074)	(3,674)	(7,490)	(7,493)
(Increase) decrease in prepaid expenses and other assets	(1,218)	326	(1,357)	(346)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	177	1,870	(444)	(2,820)

Cash flows from operating activities	$16,419	$17,823	$40,386	$37,370

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each periods presented is as follows:

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2007	2006	2007	2006
Consolidated adjusted EBITDA (1)	$26,851	$28,426	$71,123	$74,436
Net interest expense (1)	6,615	7,944	19,560	22,784
Cash paid for income taxes	404	1,179	1,112	3,514
Capital expenditures (2)	4,350	6,915	12,990	18,966

Free cash flow (1)	15,482	12,388	37,461	29,172
Capital expenditures (2)	4,350	6,915	12,990	18,966
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	(10,364)	(6,388)	(7,770)	2,372
Non-cash income tax (expense) benefit	1,239	(2,658)	(2,310)	(152)
Amortization of syndication contracts	(663)	(16)	(1,078)	(71)
Payments on syndication contracts	501	17	979	66
Gain on sale of assets	—	1,408	—	19,060
Non-cash stock-based compensation included in direct operating expenses	(105)	(60)	(356)	(179)
Non-cash stock-based compensation included in selling, general and administrative expenses	(135)	(111)	(535)	(771)
Non-cash stock-based compensation included in corporate expenses	(397)	(290)	(1,415)	(1,145)
Depreciation and amortization	(11,530)	(11,406)	(34,437)	(33,624)
Impairment charge	—	—	—	(189,661)

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(1,622)	(201)	3,529	(155,967)
Equity in net income (loss) of nonconsolidated affiliates	245	93	405	(20)

Net income (loss)	$(1,377)	$(108)	$3,934	$(155,987)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma to GAAP

(Unaudited; in thousands)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA – to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net incomes is set forth above.

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2007	2006	2007	2006
Radio net revenue	$24,184	$27,506	$70,537	$72,873
Less: Tucson and Dallas markets	—	(1,742)	—	(5,330)

Pro forma radio net revenue	$24,184	$25,764	$70,537	$67,543
Total net revenue	$74,289	$78,309	$214,261	$217,517
Less: Tucson and Dallas markets	—	(1,742)	—	(5,330)

Pro forma total net revenue	$74,289	$76,567	$214,261	$212,187
Radio operating expenses (1)	$13,835	$15,746	$42,554	$44,710
Less: Tucson and Dallas markets	—	(1,197)	—	(3,651)

Pro forma radio operating expenses (1)	$13,835	$14,549	$42,554	$41,059
Total operating expenses (1)	$44,204	$45,726	$131,792	$131,270
Less: Tucson and Dallas markets	—	(1,197)	—	(3,651)

Pro forma total operating expenses (1)	$44,204	$44,529	$131,792	$127,619
Consolidated adjusted EBITDA (1)	$26,851	$28,426	$71,123	$74,436
Less: Tucson and Dallas markets	—	(545)	—	(1,679)

Pro forma Consolidated adjusted EBITDA (1)	$26,851	$27,881	$71,123	$72,757

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.